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                                                                    EXHIBIT 10.3


                              OPERATING AGREEMENT

     THIS OPERATING AGREEMENT (this "Agreement"), effective as of October 1, 1999 (the "Effective Date"), is made by and between VARSITYBOOKS.COM INC., a Delaware corporation, and its permitted successors and assigns (the "Company"), and BAKER & TAYLOR, INC., a Delaware corporation ("B&T") and its permitted successors and assigns.

                              W I T N E S S E T H:

     WHEREAS, the Company has established an Internet site and operates as an Internet supplier of textbooks ("Textbooks") to students at private high schools that require their students to purchase their textbooks, students at colleges and universities and students in distance learning programs located in the United States (the "Market");

     WHEREAS, B&T is engaged in the business of acting as a distributor for a range of information and entertainment products, including books that are distributed by B&T to bookstores, schools, and public and university libraries worldwide;

     WHEREAS, the Company and B&T are parties to that certain Equity Investment and Operating Agreement dated July 10, 1998 (the "Original Investment Agreement") as amended by the First Amendment to Equity Investment and Operating Agreement and License Agreement by and between the Company and B&T dated October 9, 1998 (the "First Amendment"). The Original Investment Agreement as amended by the First Amendment thereto shall be known as the "Investment Agreements";

     WHEREAS, the Company and B&T have executed the Investment Agreements and desire to further amend and restate certain provisions thereof as set forth herein;

     WHEREAS, the Company and B&T also are parties to that certain Amended and Restated Drop Ship Agreement of even date herewith, attached hereto as Exhibit A (the "Drop Ship Agreement");

     WHEREAS, the Company and B&T also are parties to that certain Amended and Restated Database License Agreement of even date herewith, attached hereto as Exhibit B (the "License Agreement"),

     WHEREAS, the Company and B&T also are parties to that certain Promotional and Customer Services Agreement of even date herewith attached hereto as Exhibit C (the "Promotional Agreement", together with the License Agreement and the Drop Ship Agreement, the "Related Agreements"); and

     WHEREAS, B&T has transferred all of its rights and interests as a holder of equity and equity interests in the Company in a non-cash transfer to its stockholders and such interests are held by B&T Enterprises, L.L.C., a Delaware limited liability company ("B&T Enterprises").
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     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained in this Agreement, the parties, intending to be legally bound, agree as follows:

                                   ARTICLE 1
                              SERVICE OBLIGATIONS

     Section 1.1          Inventory.

         (a) The Company will provide B&T with a written estimate of titles and estimated quantities of Textbooks required (the "Textbook Request") on or about April 15th and October 15th of each year (or such other dates as the Company and B&T shall mutually agree to by written consent) for the next following semester (each, a "Request Date"). Fifteen business days after receiving the Textbook Request, B&T will provide the Company with a written report indicating title availability, current publisher, suggested list price, if any, and the prices B&T will charge the Company for such titles. Prices are subject to change upon notice to the Company by B&T delivered in accordance with Section 5.7. The Company and B&T shall negotiate in good faith on the quantities presented in the Textbook Request and the number agreed shall be the "Inventory Amount".

         (b) The Company may submit additional requests after the applicable Request Date (the "Additional Requests"). B&T will use commercially reasonable efforts to obtain the titles in the Additional Requests and to fulfill such requests within the time requested by the Company. Failure by B&T to obtain the items requested pursuant to the Additional Request shall in no way be deemed to be a default under this Agreement.

         (c) Subject to the availability of Textbooks requested by the Company, B&T will use commercially reasonable efforts to stock the titles requested (the "Inventory") in quantities reasonably sufficient to support the Company's projected sales to the Market. B&T will use reasonable efforts to maintain adequate inventory of Textbooks to meet the reasonable forecasted demand of the Company's Market. B&T will use commercially reasonable efforts to provide the Company with hourly updates, subject to technical specifications, of the Inventory status of titles so that the Company's customers may be apprised of available books prior to ordering; provided that if, at any time, B&T becomes able to deliver such information to the Company in real-time on a commercially reasonable basis (as mutually determined by the Company and B&T), B&T agrees to provide that information to the Company upon mutually agreeable terms and conditions.

     Section 1.2 B&T Fulfillment Services. Subject to B&T's continued performance under this Agreement, the Company agrees to use B&T as its principal supplier of Textbooks and fulfillment services for its Textbooks that are drop-shipped to the Company's Market. B&T and the Company have entered into the Drop Ship Agreement that sets forth the terms under which such drop ship service shall be performed. B&T reserves the right to not stock or supply titles ("Rejected Titles")
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contained in the Textbook Request, which in the opinion of B&T, are not economically feasible to carry in its inventory, subject to the terms and scope of the letter agreement between the parties dated June 1, 1999, a copy of which is attached hereto as Exhibit D. The Company may use other sources of supply for such Rejected Titles that B&T does not stock or supply. Notwithstanding anything contained herein to the contrary, the Company agrees that it shall not use any other supplier ("Other Supplier") of Textbooks (other than with respect to the Rejected Titles), by drop ship service, without giving B&T the right of first refusal to supply the Textbooks proposed to be supplied by the Other Supplier on substantially the same terms and conditions proposed by the Other Supplier.

     Section 1.3 Material Changes. If the Company materially changes its method of sourcing Textbooks to the detriment of B&T or if B&T's ability to source Textbooks materially changes to the detriment of the Company, then the parties reserve the right to re-negotiate the terms of this Agreement and the Related Agreements.

     Section 1.4 Pricing. B&T and the Company shall determine the prices at which B&T will sell Textbooks to the Company in accordance with
Schedule 1.4 attached hereto. The parties by mutual written agreement may update Schedule 1.4 from time to time in accordance with Section 5.9 of this Agreement.

     Section 1.5          Limited Exclusive.

         (a) Until March 8, 2001 (the "Initial Period"), and during any Renewal Period (as defined below), B&T agrees that it will not provide drop ship services to a Competitor of the Company. A "Competitor" shall be defined as a person or entity that, in the reasonable opinion of the Board of Directors of the Company, has as its principal business activities, the sale of textbooks at discounted prices, via the Internet to the Company's Market. Notwithstanding the foregoing, this Limited Exclusive shall not apply to, and shall not limit B&T's ability to drop ship to companies ("Excluded Companies"), or their customers, whose principal business activity is the sale of books, goods or services of professional disciplines (including, without limitation, legal, business and medical, even if such items, including textbooks, are shipped to the Company's Customers). B&T may sell, through its drop ship services, to retailers (other than to the Company's Competitors) engaged in the sale of books and textbooks via the Internet and to customers of B&T as of July 10, 1998 (the "Existing Customers") even though such Existing Customers may now or in the future be considered a Competitor of the Company. B&T will continue to offer this Limited Exclusive to the Company, and the Company shall continue to use B&T as its principal supplier of Textbooks as set forth herein, provided that the parties mutually agree in writing as to the Inventory Amount for a semester. If the parties so agree, the terms contained in this Section 1.5(a) shall be extended to cover a period that is six months from the date of such determination (a "Renewal Period"). If the parties fail to agree upon the Inventory Amount for a particular semester, the terms of this Section 1.5(a) shall automatically expire at the end of the later of the Initial Period or any Renewal Period. This Section 1.5(a) describes the Company's "Limited Exclusive."
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         (b)         The expiration or termination of the Limited Exclusive
    shall not terminate or affect any other agreement or obligations between the parties.

         (c) B&T covenants with the Company that in the event that B&T offers its drop ship services to Excluded Companies that B&T will not exclude the Company from services it may provide to any such Excluded Companies.

                                   ARTICLE 2
                                CONFIDENTIALITY.

     Section 2.1 The parties acknowledge that each may be exposed to confidential information and trade secrets relating to the other party's business under this Agreement, including, but not limited to, the terms of this Agreement, quantities of products, dollar volumes, revenues of products, wholesale prices and similar information. The parties agree that, during the term of this Agreement, and for a period of two (2) years after the Termination Date (as defined below), neither party will disclose to any third party any confidential information without the prior written consent of the other party, except to employees, agents, auditors, contractors, directors and similar entities as long as such third parties agree to be bound by the confidentiality provisions hereof. Except as expressly provided herein, neither party will use, disclose or transfer the trade secrets of the other party so long as such information constitutes a trade secret under applicable law. The confidentiality obligations between the parties will not apply to any information (a) which is in the public domain or which becomes part of the public domain through no fault of the receiving party; (b) which is known to the receiving party prior to the disclosure thereof by the disclosing party (as established by documentary evidence); (c) which is lawfully received by the receiving party from a third party who provided such information without breach of any separate confidentiality obligation owed to the disclosing party; or (d) which is independently developed by personnel having no access to the disclosing party's confidential information (as established by documentary evidence). Notwithstanding the foregoing, the parties agree that either party may describe the terms, and include a copy, of this Agreement and the exhibits hereto in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

                                   ARTICLE 3
                            LIMITATION OF WARRANTIES

     Section 3.1 NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN ANY RELATED DOCUMENT, NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY HEREUNDER FOR ANY INDIRECT, CONSEQUENTIAL, PUNITIVE OR INCIDENTAL DAMAGES ARISING OUT OF THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     Section 3.2 The provisions of this Article 3 shall survive the termination or expiration of this Agreement.
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                                   ARTICLE 4
                              FINANCIAL STATEMENTS

     Section 4.1 The Company agrees to furnish its quarterly financial statements to B&T within 45 days of the end of each of its first three fiscal quarters each year and to furnish its annual financial statements to B&T within 90 days of the end of each fiscal year.

                                   ARTICLE 5
                                 MISCELLANEOUS

     Section 5.1 Entire Agreement. This Agreement, including the exhibits and schedules attached hereto, amends and replaces Sections 1.2, 5.1 and 6.3 through 6.15 of the Investment Agreements, and constitutes the sole and entire agreement of the parties with respect to the subject matter hereof. Except as amended hereby, the terms, provisions, conditions and agreements of the Investment Agreements are hereby ratified and confirmed and shall remain in full force and effect. Section 6.2 of the Original Investment Agreement related to arbitration is incorporated herein by this reference.

     Section 5.2 Publicity. All general notices, releases, statements and communications to employees, suppliers, distributors and customers of a party and to the general public and the press relating to the transactions covered by this Agreement or the Related Agreements shall be made by such party hereto only at such times and in such manner as may be mutually agreed upon by the Company and B&T, except as may be required by any applicable law and regulation. Either party may describe the terms, and include a copy, of this Agreement and the exhibits hereto in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

     Section 5.3 Expenses. Each party hereto shall be solely responsible for its respective expenses in connection with the negotiation, preparation and performance of this Agreement (including, without limitation, all legal and accounting expenses).

     Section 5.4 Parties in Interest. All obligations and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not. Except as otherwise expressly provided herein, nothing in this Agreement is intended to confer upon any other person or entity any rights or remedies hereunder.

     Section 5.5 Further Assurances. B&T affirms the Limited Exclusive granted to the Company pursuant to the Original Investment Agreement and offers the further assurances set forth in Schedule 5.5 attached hereto.

     Section 5.6 Condition Precedent. The Company shall have delivered to B&T Enterprises the outstanding Warrants due to B&T pursuant to the Series B Preferred Stock notes and offering.
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     Section 5.7          Notices.  All notices, requests, consents, and other
communications hereunder shall be in writing and shall be deemed effectively given and received upon delivery in person, or one business day after delivery by national overnight courier service or by telecopier transmission with acknowledgment of transmission receipt, or three business days after deposit via certified or registered mail, return receipt requested, in each case addressed as follows:

         (a)     if to the Company:        VarsityBooks.com Inc.
                                           1050 Thomas Jefferson Street, N.W.
                                           Suite 525
                                           Washington, D.C. 20007
                                           Attention: Mr. Eric J. Kuhn
                                           Telephone: (202) 667-3400

                 with a copy to:           Shaw Pittman
                                           1676 International Drive
                                           14th Floor
                                           McLean, Virginia  22102-4835
                                           Attention: Andrew M. Tucker
                                           Telephone: (703) 790-7900
                                           Fax:       (703) 790-7901

         (b)     if to B&T:                Baker & Taylor, Inc.
                                           Five LakePointe Plaza
                                           Suite 500
                                           2709 Water Ridge Parkway
                                           Charlotte, North Carolina 28217
                                           Attention: James S. Ulsamer,
                                                      Executive Vice President
                                           Fax:  (704) 329-9105

                 with copy to:             Dow, Lohnes & Albertson, PLLC
                                           1200 New Hampshire Avenue, N.W.
                                           Suite 800
                                           Washington, DC 20036-6802
                                           Attention:  Bradley Jacobsen
                                           Telephone: (202) 776-2234
                                           Fax: (202) 776-2222

     or, in any such case, at such other address or addresses as shall have been furnished in writing by such party to the others.

     Section 5.8 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THAT STATE'S PROVISIONS OF CONFLICT OF LAWS.
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     Section 5.9          Counterparts.  This Agreement may be executed in one
or more counterparts by facsimile or original signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 5.10 No Waivers; Amendments. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party at law or in equity or otherwise. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and B&T.

     Section 5.11 Severability. If any provision of this Agreement shall be declared void or unenforceable by a judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

     Section 5.12 Gender. All pronouns and all variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons, thing or entity may require.

     Section 5.13 Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 5.14 Termination. Except as provided in Section 1.5(a), this Agreement shall expire on October 1, 2002; provided that this Agreement shall be automatically extended for an additional year if either party shall not have provided the other party with 180 days written notice of its intention to allow this Agreement to expire. The earlier to occur of October 1, 2002 or the expiration of this Agreement as described in the foregoing sentence shall be referred to as the "Termination Date". In addition, either the Company or B&T may terminate this Agreement upon 30 days written notice in the event that the other party (the "Defaulting Party") materially defaults under this Agreement (an "Event of Default") and such Defaulting Party has not cured such Event of Default within 30 days. The written notice shall specify in reasonable detail the facts supporting the declaration of an Event of Default.

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     Section 5.15      Assignment. Neither party hereto shall assign its rights
or obligations hereunder without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed; provided, however, that the Company may assign its rights and obligations hereunder and under the Related Agreements to CollegeOps LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company. Unless otherwise provided in a writing signed by the Company and B&T, such assignment shall not relieve the Company of any of its obligations hereunder or under the Related Agreements.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


 The Company:                                    B&T:
 VARSITYBOOKS.COM INC.                           BAKER & TAYLOR, INC.


 By: /s/ Eric J. Kuhn                            By: /s/ James S. Ulsamer
    ----------------------------                    ----------------------------
 Name:  Eric J. Kuhn                             Name: James S. Ulsamer
 Title:  Chief Executive Officer                 Title: Executive Vice President



                     SIGNATURE PAGE TO OPERATING AGREEMENT